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                                                                   Exhibit 4.9b

Indenture of Trust and Security Agreement (Milliken A-2), dated as of May 1, 1999, between Milliken Facility Trust A-2, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

Indenture of Trust and Security Agreement (Milliken B-1), dated as of May 1, 1999, between Milliken Facility Trust B-1, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

         This Indenture of Trust and Security Agreement differs from Exhibit 4.9a in the following respects:

                  In Section 2.2, the amount of the 2016 Lessor Note is $14,558,604.93 and the amount of the 2020 Lessor Note is $7,336,096.06.

                  In the Form of the 2016 Lessor Note, the amount of the Lessor
         Note is Fourteen Million, Five Hundred Fifty Eight Thousand Six Hundred Four and 93/100 Dollars ($14,558,604.93).

                  In the Form of the 2020 Lessor Note, the amount of the Lessor
         Note is Seven Million Three Hundred Thirty Six Thousand Ninety Six 06/100 Dollars ($7,336,096.06).

Indenture of Trust and Security Agreement (Milliken B-2), dated as of May 1, 1999, between Milliken Facility Trust B-2, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

         This Indenture of Trust and Security Agreement differs from Exhibit 4.9a in the following respects:

                  In Section 2.2, the amount of the 2016 Lessor Note is $14,558,604.93 and the amount of the 2020 Lessor Note is $7,336,096.06.

                  In the Form of the 2016 Lessor Note, the amount of the Lessor
         Note is Fourteen Million, Five Hundred Fifty Eight Thousand Six Hundred Four and 93/100 Dollars ($14,558,604.93).

                  In the Form of the 2020 Lessor Note, the amount of the Lessor
         Note is Seven Million Three Hundred Thirty Six Thousand Ninety Six 06/100 Dollars ($7,336,096.06).
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Indenture of Trust and Security Agreement (Milliken C-1), dated as of May 1,
1999, between Milliken Facility Trust C-1, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

                  In Section 2.2, the amount of the 2016 Lessor Note is $30,573,070.36 and the amount of the 2020 Lessor Note is $15,405,801.71.

                  In the Form of the 2016 Lessor Note, the amount of the Lessor
         Note is Thirty Million, Five Hundred Seventy Three Thousand Seventy and 36/100 Dollars ($30,573,070.36).

                  In the Form of the 2020 Lessor Note, the amount of the Lessor
         Note is Fifteen Million Four Hundred Five Thousand Eight Hundred One 71/100 Dollars ($15,405,070.36).

Indenture of Trust and Security Agreement (Milliken C-2), dated as of May 1, 1999, between Milliken Facility Trust C-2, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

         This Indenture of Trust and Security Agreement differs from Exhibit 4.9a in the following respects:

                  In Section 2.2, the amount of the 2016 Lessor Note is $30,573,070.36 and the amount of the 2020 Lessor Note is $15,405,801.71.

                  In the Form of the 2016 Lessor Note, the amount of the Lessor
         Note is Thirty Million, Five Hundred Seventy Three Thousand Seventy and 36/100 Dollars ($30,573,070.36).